Exhibit 99.1

Caesars Entertainment Operating Company, Inc. Announces Preliminary Results of

PropCo Equity Election Procedure

LAS VEGAS, September 28, 2017 – Caesars Entertainment Operating Company, Inc. and its Chapter 11 debtor subsidiaries (collectively, “CEOC”) announced the preliminary results of the PropCo Equity Election as described in CEOC’s Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code. The PropCo Equity Election was oversubscribed, with over $2 billion of debt committing to convert into equity, subject to the maximum of $1.25 billion. The preliminary results of the elections are summarized below.

CEOC’s restructuring is subject to the completion of the merger of Caesars Acquisition Company (“CAC”) into Caesars Entertainment Corporation (NASDAQ: CZR), certain financing activities and lease documentation and other customary closing conditions.

PropCo Equity Election

($ in Millions)

PropCo Debt Before PropCo Equity Election
	Prepetition Credit	Secured First Lien
	Agreement Claims	Notes Claims	Total
PropCo First Lien Term Loan / Notes	$1,961	$431	$2,392
PropCo Second Lien Notes	150	1,425	1,575

Total	2,111	1,856	3,967

PropCo Debt Tendered for PropCo Equity Election
	Prepetition Credit	Secured First Lien
	Agreement Claims	Notes Claims	Total
PropCo First Lien Term Loan / Notes	$879	$362	$1,240
% of Pre-Election 1L	44.8%	83.9%	51.9%

PropCo Second Lien Notes	38	801	839
% of Pre-Election 2L	25.2%	56.2%	53.2%

Total	917	1,162	2,079
% of Pre-Election Total	43.4%	62.6%	52.4%

Reductions to PropCo Equity Election by Constraint
	Prepetition Credit	Secured First Lien
	Agreement Claims	Notes Claims	Total
Max Equity Constraint
PropCo First Lien Term Loan / Notes	($74)	($64)	($138)
PropCo Second Lien Notes	—	(30)	(30)

Total	(74)	(94)	(168)

Min Total Election
PropCo First Lien Term Loan / Notes	—	—	—
PropCo Second Lien Notes	—	—	—

Total	—	—	—

Reduction to $1.25bn Total
PropCo First Lien Term Loan / Notes	(482)	(178)	(661)
PropCo Second Lien Notes	—	—	—

Total	(482)	(178)	(661)

Total Reductions
PropCo First Lien Term Loan / Notes	(556)	(242)	(798)
PropCo Second Lien Notes	—	(30)	(30)

Total	(556)	(273)	(829)

PropCo Equity Election Results
	Prepetition Credit	Secured First Lien
	Agreement Claims	Notes Claims	Total
PropCo First Lien Term Loan / Notes	323	119	442
PropCo Second Lien Notes	38	770	808

Total	360	890	1,250

Pro Forma Capital Structure (Non-CPLV)
PropCo First Lien Term Loan	$1,638
PropCo First Lien Notes	312
PropCo Second Lien Notes	767

Total	2,717

About Caesars Entertainment Operating Company, Inc.

Caesars Entertainment Operating Company, Inc. (“CEOC”), a majority owned subsidiary of Caesars Entertainment Corporation, provides casino entertainment services and owns, operates or manages 37 gaming and resort properties in 14 states of the United States and internationally primarily under the Caesars, Harrah’s and Horseshoe brand names. CEOC is focused on building customer loyalty through providing its guests with a combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership as well as all the advantages of the Total Rewards program. CEOC also is committed to environmental sustainability and energy conservation, and recognizes the importance of being a responsible steward of the environment.

Forward Looking Statements

The results of the PropCo Equity Election are based upon the review of election results to date and such results are preliminary and subject to further review prior to emergence. Such results may change prior to emergence based upon rounding or other factors, including the further review of CEOC and its advisors.

Certain statements in this press release, including statements such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current plans, expectations and projections about future events and are not guarantees of future performance. You are cautioned not to place undue reliance on any forward-looking statements included in this press release. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this press release, whether as a result of new information, future events, changed circumstances or any other reason.

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Contact:

Michael Freitag / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449